EXHIBIT  21.1  SUBSIDIARIES

Sequiam Software, Inc. a California corporation, doing business as Sequiam and Sequiam, Inc.

Sequiam Communications, Inc. (formerly Brekel Group, Inc.), a Delaware corporation, doing business as Sequiam Sports and Olympic Publications.


                                                            Exhibit 21.1- Page 1
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